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Consent of Independent Registered Public Accounting Firm

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The board and shareholders
RiverSource Investment Series, Inc.:
     RiverSource Balanced Fund
     RiverSource Diversified Equity Income Fund
     RiverSource Mid Cap Value Fund

We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the
Registration Statement.

                                                               /s/ KPMG LLP
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                                                                   KPMG LLP
Minneapolis, Minnesota
November 27, 2006